Rate Schedule TF-1 Service Agreement

Contract No. 100005

THIS SERVICE AGREEMENT (Agreement) by and between Northwest Pipeline GP (Transporter) and Northwest Natural Gas Company (Shipper) is made and entered into on June 21, 2011 and restates the Service Agreement made and entered into on February 14, 2007.
WHEREAS:

A
Pursuant to Section 11.4 of the General Terms and Conditions of Transporter's FERC Gas Tariff, Transporter and Shipper desire to restate and amend the Service Agreement dated July 31, 1991 ("Contract #100005") in the format of Northwest's currently effective Form of Service Agreement and to make certain additional non-substantive changes, while preserving all pre-existing, substantive contractual rights.

B
Significant events and amendments of Contract reflected in the contract restatement include:
 1. Effective November 1, 1992, to conform to the provisions of the approved Joint Offer of Settlement in Docket No. CP92-79, the original Replacement Firm Transportation Agreement dated July 31, 1991, as amended November 1, 1992, superceded and replaced both a firm sales Service Agreement dated May 15, 1989 and a Firm Transportation Agreement dated September 29, 1988 to provide a partial conversion of Shipper's firm sales Contract Demand to Shipper's firm Transportation Contract Demand and to establish unilateral evergreen rights.
 2. By Amendment dated October 4, 1993, the conversion of Shipper's remaining firm sales Contract Demand was implemented, effective November 1, 1993.
 3. By Amendment dated November 1, 1995, Shipper's Contract Demand was reduced by 30,000 Dth/d, from the Sumas Receipt Point to the Kelso/Beaver Delivery Point, due to a partial permanent release to Portland General Electric Company, effective November 1, 1995.
 4. By Amendment dated January 27, 1997, Shipper's primary delivery point rights were revised to allow temporary reallocation of up to 20,000 Dths per day of MDDO from the Northeast Portland Delivery Point to the Portland West/Scapoose Delivery Point, to match nominations to Portland West/Scapoose Delivery Point under Shipper's TF-2 Firm Redelivery Transportation Agreement (contract Z-09, now #100309), effective upon Commission approval of a Portland West/Scapoose design capacity increase, i.e., April 8, 1997.
 5. By Amendment dated October 29, 1998, the Agreement was revised effective November 1, 1998, to incorporate Shipper's obligation in conjunction with a reallocation of 4,938 Dth/d of MDQ from the McKinnon Receipt Point to the Clay Basin Receipt Point to either reverse that reallocation or pay an Additional Facility Charge in the event Transporter initiates an expansion project to reduce displacement in the Clay Basin to Green River corridor.
 6. By Amendment dated January 29, 1999, Shipper's primary delivery point rights were last revised, effective February 1, 1999.
 7. By Amendment dated September 17, 1999, the Agreement was revised effective October 1, 1999, to incorporate a contract specific operational flow obligation due to the realignment of 2,765 Dth/d of MDQs from the Greasewood Receipt Point and 2,354 from the West Douglas Receipt Point to the Clay Basin Receipt Point.
 8. By Amendment dated December 8, 1999, Shipper transferred 1,155 Dth/day in Transportation Contract Demand, along with 589 Dth/day of Sumas Receipt Point MDQ and 566 Dth/day of Opal Receipt Point MDQ to its Service Agreement (#100058), effective December 15, 1999.
 9. By a Restatement dated February 1, 2007, Transporter and Shipper replaced the Piceance Cr. (Quick Cycle) Receipt Point with the Hatch Gulch Receipt Point.
 10. Transporter and Shipper have agreed to amend the Primary Term End Date on Exhibit A from September 30, 2013 to September 30, 2018. Shipper agreed to extend this contract as part of its bid to obtain certain transportation capacity posted by Transporter as available capacity in All Shippers Letter 10-123R, pursuant to the procedures set forth in Section 25 of the General Terms and Conditions of Transporter's FERC Gas Tariff that resulted in Service Agreement #138587.

THEREFORE, in consideration of the premises and mutual covenants set forth herein, Transporter and Shipper agree as follows:

1.
Tariff Incorporation. Rate Schedule TF-1 and the General Terms and Conditions (GT&C) that apply to Rate Schedule TF-1, as such may be revised from time to time in Transporter's FERC Gas Tariff (Tariff), are incorporated by reference as part of this Agreement, except to the extent that any provisions thereof may be modified by non-conforming provisions herein.

2.
Transportation Service. Subject to the terms and conditions that apply to service under this Agreement, Transporter agrees to receive, transport and deliver natural gas for Shipper, on a firm basis. The Transportation Contract Demand, the Maximum Daily Quantity at each Primary Receipt Point, and the Maximum Daily Delivery Obligation at each Primary Delivery Point are set forth on Exhibit A. If contract-specific OFO parameters are set forth on Exhibit A, whenever Transporter requests during the specified time period, Shipper agrees to flow gas as requested by Transporter, up to the specified volume through the specified transportation corridor.

3.
Transportation Rates. Shipper agrees to pay Transporter for all services rendered under this Agreement at the rates set forth or referenced herein. Reservation charges apply to the Contract Demand set forth on Exhibit A. The maximum currently effective rates (Recourse Rates) set forth in the Statement of Rates in the Tariff, as revised from time to time, that apply to the Rate Schedule TF-1 customer category identified on Exhibit A, will apply to service hereunder unless and to the extent that discounted Recourse Rates or awarded capacity release rates apply as set forth on Exhibit A or negotiated rates apply as set forth on Exhibit D. Additionally, if applicable under Section 21 of the GT&C, Shipper agrees to pay Transporter a facility reimbursement charge as set forth on Exhibit C.

4.
Transportation Term. This Agreement becomes effective on the date first set forth above. The primary term begin date for the transportation service hereunder is set forth on Exhibit A. This Agreement will remain in full force and effect through the primary term end date set forth on Exhibit A and, if Exhibit A indicates that an evergreen provision applies,through the established evergreen rollover periods thereafter until terminated in accordance with the notice requirements under the applicable evergreen provision.

5.
Non-Conforming Provisions. All aspects in which this Agreement deviates from the Tariff, if any, are set forth as non-conforming provisions on Exhibit B. If Exhibit B includes any material non-conforming provisions, Transporter will file the Agreement with the Federal Energy Regulatory Commission (Commission) and the effectiveness of such non-conforming provisions will be subject to the Commission acceptance of Transporter's filing of the non-conforming Agreement.

6.	Capacity Release. If Shipper is a temporary capacity release Replacement Shipper, any capacity release conditions, including recall rights, are set forth on Exhibit A.

7.
Exhibit / Addendum to Service Agreement Incorporation. Exhibit A is attached hereto and incorporated as part of this Agreement. If any other Exhibits apply, as noted on Exhibit A to this Agreement, then such Exhibits also are attached hereto and incorporated as part of this Agreement. If an Addendum to Service Agreement has been generated pursuant to Sections 11.5 or 22.12 of the GT&C of the Tariff, it also is attached hereto and incorporated as part of this Agreement.

8.	Regulatory Authorization. Transportation service under this Agreement is authorized pursuant to the Commission regulations set forth on Exhibit A.

9.
Superseded Agreements. When this Agreement takes effect, it supersedes, cancels and terminates the following agreement(s): Restated Firm Transportation Agreement dated February 14, 2007, but the following Amendments and/or Addendum to Service Agreement which have been executed but are not yet effective are not superseded and are added to and become an Amendment and/or Addendum to this agreement: None

IN WITNESS WHEREOF, Transporter and Shipper have executed this Agreement as of the date first set forth above.

Northwest Natural Gas Company	Northwest Pipeline GP
By: /S/	By: /S/
Name: RANDOLPH S. FRIEDMAN	Name: JANE F HARRISON
Title: DIRECTOR, GAS SUPPLY	Title: MANAGER NWP MARKETING SERVICES

EXHIBIT A
Dated and Effective June 21, 2011
to the
Rate Schedule TF-1 Service Agreement
(Contract No. 100005)
between Northwest Pipeline GP
and Northwest Natural Gas Company

SERVICE DETAILS

1.	Transportation Contract Demand (CD): 214,889 Dth per day

2.	Primary Receipt Point(s):

Point ID	Name	Maximum Daily Quantities (Dth)
4	IGNACIO PLANT	26,101
30	LISBON RECEIPT	2,000
57	WEST DOUGLAS	2,000
59	DRAGON TRAIL	5,000
75	CLAY BASIN RECEIPT	18,829
80	GREEN RIVER GATHERING	6,033
297	SUMAS RECEIPT	108,637
401	STARR ROAD RECEIPT	3,122
541	SHUTE CREEK PLANT RECEIPT	10,400
543	OPAL PLANT	20,727
552	WESTGAS ARKANSAS	9,875
669	HATCH GULCH	2,165
	Total	214,889

3.	Primary Delivery Point(s):

Point ID	Name	Maximum Daily Delivery Obligation (Dth)	Delivery Pressure (psig)
196	PLYMOUTH LNG DELIVERY	10	150
202	JOHN DAY DAM	1,060	400
205	KLICKITAT	152	250
211	CARSON	5	250
214	NORTH BONNEVILLE	5	250
217	CAMAS	36	300
218	NORTH VANCOUVER	6,700	250
219	BATTLE GROUND	10	250
221	RIDGEFIELD	5	250
222	VAN DER SALM	5	60
229	KELSO/BEAVER	27,000	450
237	JACKSON PRAIRIE DELIVERY	10	0
301	WASHOUGAL	10	300
303	PORTLAND NORTHEAST	33,000	400
304	GRESHAM	7,000	150
307	PORTLAND SOUTHEAST	40,000	400
309	OREGON CITY	628	165
312	MOLALLA	500	400
313	MONITOR	5	150
314	MOUNT ANGEL	853	150
315	MCMINNVILLE-AMITY	15,420	400
319	SALEM	17,000	400
320	TURNER	4,462	400
322	MARION	5	150
324	JEFFERSON/SCIO	10	400
327	ALBANY	33,132	400
330	BROWNSVILLE/HALSEY	3,000	400
332	COBURG	500	400
334	NORTH EUGENE	15,000	400
336	SOUTH EUGENE	2,894	400
339	CRESWELL	624	150
342	COTTAGE GROVE	1,840	400
447	WHITE SALMON/BINGEN	1,340	225
448	HOOD RIVER	3,169	225
462	SOUTH VANCOUVER	13,000	400
464	SALMON CREEK	5,064	250
467	PORTLAND WEST/SCAPPOOSE	59,950	450
470	DEER ISLAND	1,000	510
473	DALLESPORT	2,100	150
474	THE DALLES	3,062	150
	Total	299,566

Specified conditions for Delivery Pressure, pursuant to Section 2.4 of the General Terms and Conditions: None

4.	Customer Category:

a.	Large Customer

b.	Incremental Expansion Customer: No

5.	Recourse or Discounted Recourse Transportation Rates:

a.	Reservation Charge (per Dth of CD):

Maximum Base Tariff Rate, plus applicable surcharges.

b.	Volumetric Charge (per Dth):

Maximum Base Tariff Rate, plus applicable surcharges

c.	Additional Facility Reservation Surcharge Pursuant to Section 3.4 of Rate

Schedule TF-1 (per Dth of CD):None

d.	Rate Discount Conditions Consistent with Section 3.5 of Rate Schedule

TF-1:

Not Applicable

6.	Transportation Term:

a.	Primary Term Begin Date:

November 01, 1992

b.	Primary Term End Date:

September 30, 2018

c.	Evergreen Provision:

Yes, grandfathered unilateral evergreen under Section 12.3 of Rate Schedule TF-1

7.	Contract-Specific OFO Parameters:

Time	Period	Volume (Dth/d)	Transmission Corridor
11/01/1992 to	09/30/2018	up to 321	WEST DOUGLAS (57)	to CLAY BASIN DELIVERY (77)

8.	Regulatory Authorization: 18 CFR 284.223

9.	Additional Exhibits:

Exhibit B Yes, dated February 14, 2007
Exhibit C No
Exhibit D No
Exhibit E No

EXHIBIT B
Dated and Effective February 14, 2007, subject to Commission acceptance to the
Rate Schedule TF-1 Service Agreement
(Contract No. 100005)
between Northwest Pipeline GP
and Northwest Natural Gas Company

NON-CONFORMING PROVISIONS
1. Primary Receipt Points/Additional Facility Reservation Surcharge
The following provision, as reflected in the October 29, 1998 amendment to contract #100005, was accepted as non-conforming by the Commission on May 5, 1999 in Docket No. GT99-16-000.
In the event Transporter initiates an expansion project designed in part to reduce the volumetric level of southflow displacement required for Transporter to accommodate its aggregate firm northflow transportation commitments through the Clay Basin to Green River corridor, Shipper must either (1) reallocate 4,938 Dth/d of MDQ from the Clay Basin Receipt Point back to the McKinnon Receipt Point if capacity is available at that point, otherwise to a mutually agreeable receipt point north of Green River that has available capacity, or (2) agree to pay an Additional Facility Charge pursuant to Section 3.4 of Rate Schedule TF-1 based on the estimated difference in expansion project cost with and without the reallocation described in option 1. Shipper must execute an amendment reflecting its election of either option 1 or 2 within 30 days after written notification from Transporter.
2. Primary Delivery Points
The following provision, as reflected in the January 27, 1997 amendment to contract #100005, was accepted as non-conforming by the Commission on May 23, 1997 in Docket No. GT97-21-000.
On any day Shipper nominates deliveries to the Portland West Delivery Point on its Z-09 (now 100309) Firm Redelivery Transportation Agreement, the Northeast Portland Delivery Point MDDO shall decrease and the Portland West Delivery Point MDDO shall increase by the lesser of 20,000 MMBtu per day or the volume nominated to the Portland West Delivery Point under Z-09 (now 100309).